UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NatWest Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

NatWest Group plc 250 Bishopsgate London EC2M 4AA United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
$1,250,000,000 5.115% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2031 $300,000,000 Senior Callable Floating Rate Notes due 2029	New York Stock Exchange

____________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-284008

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated May 20, 2025 (the “Prospectus Supplement”) to a Prospectus dated December 23, 2024 (the “Prospectus”) relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-284008), which became automatically effective on December 23, 2024. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 5 through 14 of the Prospectus, and “Description of the Senior Notes” on pages S-29 through S-43 and “UK and U.S. Federal Tax Consequences”, on pages S-44 through S-46 of the Prospectus Supplement.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Amended and Restated Indenture between NatWest Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of December 13, 2017 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-3 (File No. 001-10306) filed with the Commission on December 13, 2017).
4.2	Fifteenth Supplemental Indenture between NatWest Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of May 23, 2025.
4.3	Form of Global Note for the $1,250,000,000 5.115% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2031 (included in Exhibit 4.2 hereof).
4.4	Form of Global Note for the $300,000,000 Senior Callable Floating Rate Notes due 2029 (included in Exhibit 4.2 hereof).
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on December 23, 2024 and May 21, 2025, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

NatWest Group plc (Registrant)

Date: May 23, 2025	By: /s/ Dearbhla Kelly
Name: Dearbhla Kelly
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Indenture between NatWest Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of December 13, 2017 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-3 (File No. 001-10306) filed with the Commission on December 13, 2017).
4.2	Fifteenth Supplemental Indenture between NatWest Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of May 23, 2025.
4.3	Form of Global Note for the $1,250,000,000 5.115% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2031 (included in Exhibit 4.2 hereof).
4.4	Form of Global Note for the $300,000,000 Senior Callable Floating Rate Notes due 2029 (included in Exhibit 4.2 hereof).
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on December 23, 2024 and May 21, 2025, respectively).